Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

BRC Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid		Equity	Class A Common Stock, $0.0001 par value per share	457(o)
Fees to Be Paid		Equity	Preferred Stock, $0.0001 par value per share	457(o)
Fees to Be Paid		Other	Subscription Rights	457(o)
Fees to Be Paid		Other	Warrants	457(o)
Fees to Be Paid		Other	Units	457(o)
Fees to Be Paid	(1)	Unallocated (Universal) Shelf	—	457(o)			$43,750,000	0.00013810	$6,041.88
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities		Equity	Class A Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-270727	3/30/2023
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-270727	3/30/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-270727	3/30/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-270727	3/30/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-270727	3/30/2023
Carry Forward Securities	(2)	Unallocated (Universal) Shelf	—	415(a)(6)			$456,250,000			S-3	333-270727	3/30/2023	$50,278.75
	Total Offering Amounts						$500,000,000		$6,041.88
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$6,041.88

(1)
There are being registered hereunder such indeterminate amount of Class A common stock, preferred stock, warrants to purchase common stock or preferred stock, subscription rights to purchase common stock, preferred stock, units and other securities and units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $500,000,000. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities registered also include such indeterminate number of shares of Class A common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to pursuant to Item 16(b) of Form S-3 under the Securities Act. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
The Registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $500,000,000 pursuant to a registration statement on Form S-3 (File No. 333-270727) initially filed with the Securities and Exchange Commission on July 18, 2025 (the “Prior Registration Statement”) and, in connection therewith, paid a filing fee of $55,100. Of such securities, an aggregate of $461,500,000 remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $50,857.30 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Prior Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.